                                                                   Exhibit 10.12



          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




[INGRAM MICRO LOGO]


                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT ("Agreement"), is entered into this 15th day of December, 1997, by and between INGRAM MICRO INC. ("Ingram"), a Delaware corporation, having its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705, and DRAGON SYSTEMS INC. ("Vendor"), a Delaware corporation, having its principal place of business at 320 Nevada Street, Newton, Massachusetts 02160. The parties desire to and hereby do enter into a distributor/supplier relationship, the governing terms and mutual promises of which are set out in this Agreement. This Agreement, upon the full execution hereof, shall supersede in its entirety the mutual Start-up Agreement dated July 14, 1997.

1.       DISTRIBUTION RIGHTS

1.1 Territory Vendor grants to Ingram, including its affiliates for resale, and Ingram accepts, the non-exclusive right to distribute in North America all computer products produced and/or offered by Vendor ("Product") during the term of this Agreement. Ingram shall have the right to purchase, sell and ship to any reseller within the territory or to Ingram's affiliate, or at Vendor's option Ingram's affiliate may purchase direct from Vendor.

1.2 Product Vendor agrees to make available and to sell to Ingram such Product as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

2.       TERM AND TERMINATION

2.1 Term The initial term of this Agreement is one (1) year. Thereafter the Agreement will automatically renew for successive one (1) year terms, unless it is earlier terminated.

2.2      Termination

         (a) Either party may terminate this Agreement, with or without cause, by giving thirty (30) days written notice to the other party.

         (b) Either party may immediately terminate this Agreement with written notice if the other party:

                  (i) materially breaches any term of this Agreement and such breach continues for thirty (30) business days after written notification thereof; or

                  (ii) ceases to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors; or

                  (iii) attempts to assign or otherwise transfer its rights hereunder unless both have agreed in writing to such assignment or transfer.

3.       INGRAM OBLIGATIONS

3.1 Product Availability Ingram will list Product in its catalog(s) as appropriate and endeavor to make such Product available to customers.

3.2 Advertising Ingram will advertise and/or promote Product in a commercially reasonable manner and will transmit as reasonably necessary Product information and promotional materials to its customers.

3.3 Support Ingram will make its facilities reasonably available for Vendor and will assist in Product training and support. Ingram will provide reasonable, general Product technical assistance to its customers, and will direct all other technical issues directly to Vendor.

3.4      Administration

         (a) Upon request, Ingram will furnish Vendor with a valid tax exemption certificate.

         (b) Ingram will provide Vendor standard sales-out and inventory reports via its electronic Bulletin Board System.

         (c) Ingram may handle its customers' Product returns by batching them for return to Vendor at regular intervals.

4.       VENDOR OBLIGATIONS

4.1      Shipping/Export

         (a) Vendor shall ship Product pursuant to Ingram purchase order(s) ("P.O."). Product shall be shipped F.O.B. Ingram's designated warehouse with risk of

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

loss or damage to pass to Ingram upon delivery to the warehouse specified in Ingram's P.O.

         (b) Ingram requires concurrent with the execution of this Agreement Export Administration Regulations product classification and supporting documentation: Certificate of Origin (General Use and/or NAFTA), Export Commodity Control Number's; (ECCN's), General License and/or Individual Validated License information and Schedule "B"/Harmonized Numbers. This applies when distribution rights granted under Section 1.1 are outside the United States for the initial Product/s and when additions or changes to these Products occurs.

4.2 Invoicing For each Product shipment to Ingram, Vendor shall issue to Ingram an invoice showing Ingram's order number, the Product part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement.

4.3 Product Availability Vendor agrees to maintain sufficient Product inventory to fill Ingram's orders. If a shortage of any Product exists, Vendor agrees to allocate its available inventory of such Product to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days.

4.4 Product Marketing Vendor will clearly mark each unit of Product with the Product name and computer compatibility. Such packaging will also bear a machine-readable bar code identifier scannable in standard Uniform Product Code
(UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). If the Vendor or Ingram customers' require serial number tracking the serial number must be clearly marked and bar coded on the outside of the individual selling unit. The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit B in the then-current Ingram Guide to Bar Code: The Product Label. Vendor may be assessed a reasonable per unit charge for all Product not in conformance herewith.

4.5 TechNotes Vendor will within thirty (30) days of execution of this Agreement sign the CIS/ Manufacture Product Information Library - TechNotes and Content Distribution Agreements as shown in Exhibit C and provide the required product information in the designated template format.

4.6 Support [**], Vendor shall support Product and any reasonable Ingram efforts to sell Product. Vendor shall also provide to Ingram, its employees, and its

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

customers reasonable amounts of sales literature, advertising materials, and training and support in Product sales, during Vendor's regular business hours.

4.7 New Product Vendor shall endeavor to notify Ingram at least thirty (30) days before the date any new Product is introduced. Vendor shall make such Product available for distribution by Ingram no later than the date it is first offered for sale in the marketplace.

4.8 Insurance Vendor shall carry insurance coverage for product liability/completed operations with minimum limits of [**]. Within ten (10) days of full execution of this Agreement, Vendor shall provide Ingram with a Certificate of Insurance. This Certificate of Insurance must include: (i) a broad form endorsement naming Ingram as an additional insured, and (ii) a mandatory thirty (30) day notice to Ingram of insurance cancellation.

4.9      Warranties/Certification

         (a) General Warranty Vendor represents and warrants that (i) it has good transferable title to the Products, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) to the best of Vendor's knowledge, the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) to the best of Vendor's knowledge, there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights other than described in Exhibit G, and (v) the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

         (b) Warranty Vendor hereby represents and warrants that any Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or privacy.

         (c) End-User Warranty Vendor shall provide a warranty statement with Product for end user benefit. This warranty shall commence upon Product delivery to end-user. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABIITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY VENDOR WITH RESPECT TO THE PRODUCT. INGRAM SHALL NOT EXTEND ANY ADDITIONAL WARRANTIES TO ANY RESELLERS OR END-USERS OF THE PRODUCT. IN NO EVENT WILL INGRAM BE LIABLE FOR ANY LOST PROFITS OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF INGRAM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. VENDOR SHALL IN NO EVENT BE LIABLE

FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED PROGRAM.

         IT IS ALSO UNDERSTOOD BY BOTH PARTIES TO THIS AGREEMENT THAT SPEECH RECOGNITION IS INHERENTLY A STATISTICAL PROCESS; THAT SPEECH RECOGNITION ERRORS ARE INHERENT IN THE PROCESS OF SPEECH RECOGNITION; THAT SPEECH RECOGNITION APPLICATIONS AND USAGE MUST BE DESIGNED TO ALLOW FOR SUCH ERRORS IN THE SPEECH RECOGNITION PROCESS.

         (d) Millennium Compliance Warranty Vendor warrants and represents that the Product will properly (a) record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates and (b) calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Product records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates.

         (e) EU Warranty Vendor further warrants and represents for Products distributed to the European Union ("EU") that the Products will be accepted under all EU directives, regulations and the EU country's legislation.

         (f) Made in America Certification Vendor by the execution of this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product is in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

5.       PRICING

5.1 Ingram Pricing The suggested retail price and any Ingram discount for Product is set out in Exhibit D. Vendor may modify Exhibit D with a minimum of thirty (30) days advance written notice to Ingram. All Ingram orders for Product will be billed at the price in effect when the order is placed. Ingram shall have sole discretion as to selling price of Product to its customers.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5.2 Vendor Pricing Vendor agrees that [**]. If Vendor [**] Vendor's other like distributors.

5.3 International Pricing If Vendor [**] into that territory.

5.4 Price Adjustments If Vendor [**], Vendor will [**] and its customers' Product inventory, including: (i) any Customer Product in-transit from/to Ingram, (ii) any unshipped orders, and (iii) orders in-transit to Ingram [**]. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase [**]. Vendor shall provide Ingram with thirty (30) days advance notice of any price increases.

5.5 Payment Terms Payment terms shall be [**]. Payment shall be deemed made on the payment postmark date. All checks will be sent via FedEx at Vendor's expense.

5.6 Right to Withhold Notwithstanding any other provision in this Agreement to the contrary, Ingram shall not be deemed in default if it withholds any specific amount to Vendor because of a legitimate dispute between the parties as to that specific amount pending the timely resolution of the disputed amount.

5.7 Bulletin Board System (BBS) Ingram will provide the Detailed Vendor Buying Report weekly by its electronic BBS. The standard reports will include sales by zip code, state, product/quantity sold and the detailed Vendor Buying Report. Ingram will provide reporting on a monthly basis on sell-through including SKU, title, version, company, zip, number sold subject to a separate Proprietary Information Non-Disclosure Agreement attached hereto as Exhibit H.

5.8 Rebate Vendor will provide a guaranteed [**], for reporting under Section
5.7. In addition, Vendor will offer Ingram a minimum [**], based on gross sales, for achieving sell-through quotas. The sell through quotas shall be mutually agreed between both parties. The rebate will be paid by check within thirty (30) days after the quarter end. If no check is received within that period Ingram shall deduct that amount from the Vendor's next payment.

6.       MARKETING

6.1 Trademarks Ingram may advertise and promote the Product and/or Vendor, and may thereby use Vendor's trademarks, service marks and trade names according to Vendor's guidelines. Neither party shall acquire any rights in the trademarks, service marks or trade names of the other.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

6.2 Advertising Vendor agrees to cooperate in Ingram's or Ingram's customers' advertising and promotion of Product and hereby grants Ingram a cooperative advertising allowance of [**] of Product invoice amount for such advertising featuring Product and/or Vendor. Ingram shall submit advertising to Vendor for review and approval prior to any initial release, and Vendor shall not unreasonably withhold or delay such approval. Upon receipt of reasonable evidence of such advertising expenditures, Vendor agrees to credit the amount thereof against future Ingram purchases.

6.3      Programs

         (a) Ingram may offer marketing programs to Vendor including but not limited to launch programs and reseller pass through opportunities. If Vendor elects to participate, Vendor agrees to pay such funds as may be required for this purpose.

         (b) Vendor may be asked to prepay all marketing activities until a mutually agreed upon sell through rate is achieved.

         (c) All marketing pass through activities are subject to Ingram/buyer pre-approval.

6.4 Support Product Vendor shall consign a reasonable amount of demonstration Product to aid Ingram in its support and promotion of Product. All such consigned Product will be returned to Vendor upon request.

7.       RETURNS

7.1 Stock Balancing Notwithstanding anything herein to the contrary, Ingram may return throughout the term any Products which are in their original packaging to Vendor [**]. Ingram will pay all freight charges for returned Products.

7.2 Post-Term/Termination [**], Ingram may return to Vendor any Product for credit against outstanding invoices, or if there are no outstanding invoices for a cash refund. Any credit or refund due Ingram for returned Product shall be equal to the Product purchase price plus all freight charges incurred by Ingram in returning the Product.

7.3 Product Discontinuation Vendor shall give Ingram thirty (30) days' advance written notice of Product discontinuation. Ingram may return all such Product to

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Vendor for full credit of Product purchase price plus all freight charges incurred by Ingram in returning the Product, [**].

7.4      Defective Product

         (a) Ingram may return any Product to Vendor that Ingram or its customer finds defective. Vendor shall immediately credit Ingram for the Product purchase price, plus all freight charges incurred by Ingram in returning the defective Product.

         (b) If any Product is recalled by Vendor because of defects, revisions or upgrades, Ingram will, at Vendor's request, provide reasonable assistance with the recall. Vendor will pay Ingram's expenses in connection with such recall.

8.       INDEMNIFICATION

8.1 Product Indemnity Vendor shall defend, indemnify, and hold harmless Ingram from and against any claims, demands, liabilities, or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Ingram shall be in addition to the warranty obligations of Vendor.

8.2 General Indemnity Each party shall indemnify, defend and hold the other harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorney's fees and expenses, resulting from any act or omission of the acting party or its employees under this Agreement, that causes or results in property damage, personal injury or death.

8.3 Intellectual Property Rights Indemnity Vendor shall defend, indemnify and hold Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them arising from the infringement of any patent, copyright, trademark, trade secret or other proprietary right by reason of the manufacture, sale, marketing, or use of Product.

8.4 Product Infringement Upon threat of claim of infringement, Vendor may, at its expense and option (i) procure the right to continue using any part of Product, (ii) replace the infringing Product with a non-infringing Product of similar performance, or (iii) modify Product to make it non-infringing. If Vendor does not so act within ninety (90) days after such claim, Ingram may return Product to Vendor for a full credit against future purchases or for a cash refund, at Ingram's option.

8.5 Multi-Media Indemnity Vendor shall defend, indemnify and hold Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them to the extent it is based upon a claim that the Product either (i) violates a third party's right of publicity and/or right of privacy, or (ii) contains any obscene, defamatory or libelous matter.

8.6 European Indemnity For Products distributed to a country of the EU, the Vendor accepts full responsibility for, and will indemnify Ingram for, all costs and damages arising from any non-compliance with any manufacturer-directed EU decree, regulation or directive.

8.7 Millennium Compliance Indemnity Vendor agrees to indemnify and hold Ingram and its shareholders, officers, directors, employees, agents, successors, and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorney's fees, expenses, judgments or damages, whether ordinary, special or consequential, resulting from any third party claim made or suit brought against Ingram or such persons, to the extent such results from Vendor's breach of the warranty specified in Section 4.9(d).

8.8 Limitation of Liability NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OF BUSINESS, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         THIS LIMITATION IS IN NO WAY MEANT TO LIMIT VENDOR'S LIABILITY FOR PERSONAL INJURY OR DEATH AS A RESULT OF A DEFECT IN ANY PRODUCT IN THOSE JURISDICTIONS WHERE THE LAW DOES NOT ALLOW THIS LIMITATION.

9.       COMPLIANCE WITH FEDERAL LAWS AND REGULATIONS

9.1 Executive Order 11246 Vendor agrees to include the Equal Employment Opportunity Clause by reference in every contract, agreement and purchase order entered into with subcontractors or suppliers as required by 41 CFR 60-1.4.

9.2 Employer Information Report EEO-1 Written Affirmative Action Program Vendor agrees that if the value of any contract or purchase order is fifty thousand dollars ($50,000) or more and the Vendor has fifty (50) or more employees, Vendor will (i) file an EEO-1 report (Standard Form 100) and comply with and file such other compliance reports as may be required under Executive Order 11246, as amended, and Rules and Regulations adopted thereunder and (ii) will develop a written affirmative action compliance program for each of its establishments as required by Title 41 CFR 60-1.40.

9.3 Veterans Employment Clause Vendor agrees to abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-250.4.

9.4 Employment of Handicapped Persons Vendor agrees that it will abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-741.4.

9.5 Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of P.L. 95-507 and regulations promulgated thereunder. Vendor shall comply with instructions contained in Exhibit E.

9.6 Women-Owned Business Concerns Vendor shall comply with instructions contained in Exhibit F. Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of Executive Order 12138 and all regulations promulgated thereunder.

10.      GOVERNMENT PROGRAM

10.1 Partnership America Vendor may, at its sole option, participate in Ingram's government reseller program in which case the provisions of Exhibit F, Partnership America, shall apply. A draft copy is provided solely for your information and review.

11.      GENERAL PROVISIONS

11.1 Notices Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, to the party to whom the party is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing pursuant to item
(ii) herein.

11.2 Governing Law This Agreement shall be construed and enforced in accordance with the laws of the State of California, except that body of law concerning conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.3 Cooperation Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

11.4 Force Majeure Neither party shall be liable to the other for any delay or failure to perform which results from causes outside its reasonable control.

11.5 Attorneys Fees In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

11.6 Export Regulations Ingram agrees by the purchase of Products to conform to, and abide by, the export laws and regulations of the United States, including but not limited to, the Export Administration Act of 1979 as amended and its implementing regulations. Ingram shall include a statement in it's standard sales terms and conditions that any shipment of Product outside the United States will require a valid export license. Ingram further agrees to distribute Product in accordance with the territory as defined in Section 1.1. Whenever a EU country is specified as Territory under Section 1.1, Territory shall include all EU countries.

12.      AGREEMENT

12.1 Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.2 Section Headings Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

12.3 Incorporation of all Exhibits Each and every exhibit referred to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

12.4 Severability A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

12.5 No Implied Waivers If either party fails to require performance of any duty hereunder by the other party, such failure shall not affect its right to require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provision herein.

12.6 Binding Effect/Assignment This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by Vendor, without the express written consent of Ingram, which consent shall not be unreasonably withheld, except to a Person in which it has merged or which has otherwise succeeded to all or substantially all of such party's business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void.

12.7 Survival Sections 5.5 (Payment Terms), 5.6 (Right to Withhold), 7.2 (Post-Term Termination) and 8. (Indemnification) shall survive the expiration or earlier termination of this Agreement.

12.8 Entirety This Agreement constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/confirmations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

12.9 Authorized Representatives Either party's authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

         IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

"Ingram"                                    "Vendor"

Ingram Micro Inc.                           Dragon Systems Inc.
1600 E. St. Andrew Place                    320 Nevada Street
Santa Ana, California 92705                 Newton, Massachusetts 02160

By: \s\ VL Cotten                           By: \s\ Janet M. Baker
   --------------------------                   -------------------------------

Name:                                       Name: Janet M. Baker
     ------------------------                     -----------------------------

       Victoria L. Cotten
Title: Sr. Vice President Purchasing        Title: President
       ----------------------                      ----------------------------

Date: 1-15-98                               Date:  31 Dec. 1997
     ------------------------                     -----------------------------

* AGREEMENT MUST BE SIGNED BY PRESIDENT OR BY A DULY AUTHORIZED VICE PRESIDENT OR PARTNER.

EXHIBITS:



A        -        Vendor Routing Guide (if applicable)

B        -        Guide to Bar Code: The Product Label

C        -        TechNotes

D        -        Product Price List

E        -        Small And Disadvantaged Business Certification

F        -        Partnership America

G        -        Pending Litigation

H        -        Proprietary Information Non-Disclosure Agreement

                                    EXHIBIT A

                              VENDOR ROUTING GUIDE






                    Not Applicable
-------------------
                    Attached
-------------------

                                    EXHIBIT C             Vendor #: ____________
                                                              PA #: ____________
                                                               Job #: __________


                  CIS Manufacturer Product Information Library
                              TechNotes Agreement


This agreement ("Agreement") is made and entered into as of the ________ day of _________,1997 between _________ ("Manufacturer Name"), with its principle place of business at __________ ("Manufacturer Address") and Ingram Micro Inc. ("lngram"), with its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705. By Manufacturer's signature below, Manufacturer agrees to participate in Ingram's TechNotes program, according to and bound by the terms and conditions of this Agreement including those printed on the reverse side of this page.

PARTICIPATION DETAILS AND REQUIREMENTS:

1. Ingram will distribute all information authored by the Manufacturer under the terms and conditions of this Agreement.
2. Ingram will provide the Manufacturer with authoring screens for product templates via the World Wide Web, (Manufacturer must have Internet access and a frame compatible browser such as Netscaps(R) 2.0. or later or Internet Explorer 3.0.)
3. Manufacturer must maintain the content in the Electronic Catalog by either maintaining product templates via the authoring tools OR provide Ingram with product information necessary for Ingram to complete the TechNotes Templates.
4.       Manufacturer agrees to identify a contact person: ____________________
         _____________________________________________________________________.
         (person who will be providing the content to Ingram and can authorize its distribution)
         Title:___________ Telephone #:_____________ FAX #: ___________________
         Address:______________________________________ E-mail:________________

5.       1997 SIGN UP/                                  OPTIONAL TEMPLATE
         PARTICIPATION FEE     STANDARD BASE PRICE      ENTRY SERVICE
         -----------------     -------------------      -------------
         FREE if you sign
         up in 1997            $1,000 Value             $50 Per SKU (1-100 SKUs)
                                                        $35 Per SKU (101-150
                                                        SKUs)
            and                                         $25 Per SKU (150+ SKUs)

         vendor maintains 80% TechNotes completion rate within 60 days of signing up for program. See details below.

TEMPLATES WILL BE FILLED AND UPDATED BY (check one) / / Manufacturer / / Ingram (must indicate $ amount below)

Manufacturer will incur no sign up fees in 1997 if Manufacturer agrees to the program prior to December 30, 1997. Fee will be completely waived in 1997 if Manufacturer completes 80% of eligible TechNotes within 60 days of signing contract and maintains an average completion rate of 80%. Manufacturer will be notified in the event participation level drops below 80% and will be given a grace period in which to complete necessary TechNotes.

If Manufacturer selects the "Ingram" box above, Manufacturer agrees to have Ingram's Technical Support department fill out TechNotes on Manufacturer's behalf and agrees to pay the service fees indicated above and below. Billing will be done on a quarterly basis for TechNotes authored during the previous quarter. Fees for the first 100 TechNotes will be $50 each. The next 50 TechNotes will be $35 each.
Additional TechNotes will be $25 each.

$ THERE ARE TWO TYPES OF AUTHORING FEES AVAILABLE TO MANUFACTURERS WHO HAVE SELECTED TO HAVE INGRAM COMPLETE TECHNOTES: A ONE-TIME START-UP FEE AND A QUARTERLY MAINTENANCE FEE. Start-up fees should be used to fund initial TechNote completion for existing products. Quarterly Maintenance Fees are to be used for completion of TechNotes for new products as they are released each quarter. Please indicate the amount Manufacturer agrees to pay for each of the following:
Start-up: $______ OR/AND Quarterly Maintenance $ ______. MANUFACTURER WILL ONLY BE BILLED FOR COMPLETED TECHNOTES UP TO THE MAXIMUM AMOUNT INDICATED. Payment is due within thirty (30) days of the invoice billing date. If payment is not received within 30 days, Ingram has the right to deduct monies from Manufacturer's invoices.


METHOD OF PAYMENT                SOURCE OF FUNDS (Check One)          ONLY FILL IN THIS SECTION IF INGRAM WILL FILL TECH/NOTES
(Check One)
______ Check Payable to          ______ MDF                           ______ CO-OP
Ingram Micro
______ Credit Memo (Request      ______ In-House MDF                  ______ Other (MVP, Etc)       _____ (Please Specify)
Buyer Approval)

Agreement will continue one year from the date above. Thereafter, the Agreement will be automatically renewed for additional one year periods, subject to the right of either party to terminate at the end of the term by delivering written notice to the party at least thirty (30) days prior to the end of the period. Manufacturer may terminate this Agreement, with or without cause.

Ingram reserves the right, at any time, to review and/or edit information added to the Manufacturer Product Information.

Library's Electronic Catalog without notice, and to refuse or cancel participation for any reason at any time.

[3 arrows] THE FOLLOWING INFORMATION IS VERY CRITICAL. PLEASE COMPLETE!
[2 arrows] PLEASE INDICATE ALL VENDOR NUMBERS ASSOCIATED WITH THIS MANUFACTURER:
____________________________________________
[1 arrow] WHO IS THE BUYER __________________________ EXT. _______ AND MARKETING
MANAGER ____________________________________ EXT._____________
            Return completed agreement to marketing manger or buyer.

   CIS/MANUFACTURER PRODUCT INFORMATION LIBRARY CONTENT DISTRIBUTION AGREEMENT

The agreement "Agreement" is made and entered into as of the ____day of __________1997 (The "Commencement Date") between Ingram Micro Inc., a Delaware corporation ("Ingram"), and ________________________________("Manufacturer"), a
_______________________________ corporation.

The parties agree as follows:

1. DELIVERY AND LICENSE. Manufacturer agrees to provide Ingram data and information regarding Manufacturer's products and services (collectively "Information") for distribution by Ingram through its information distribution services which may be updated from time to time (hereinafter referred to as the "Manufacturers Product Information Library" or "MPIL"), including, but not limited to, distribution via the World Wide Web, Fax, CD-ROM, Floppy disk, and other electronic media. Manufacturer hereby grants Ingram a non-exclusive worldwide license to market, license, distribute, display, perform, transmit and promote the information through the MPIL. Manufacturer agrees to deliver the information to Ingram in the manner and format set forth in the MPIL Policies and Procedure Manual ("Procedures"). Manufacturer agrees that it is both necessary and of mutual benefit to the parties that the Information be as error free as is commercially feasible.

2. USE. Both parties agree that the MPIL (and Manufacturer's Information therein) will be made available to users which have registered with Ingram to use the MPIL. Manufacturer acknowledges that the Information will be made available to such users worldwide via the World Wide Web or other methods of distribution.

3. INFORMATION WARRANTIES. Manufacturer hereby represents and warrants that the Information (i) will not infringe on or violate any copyright, patent or any other proprietary right of any third party, and (ii) will not contain any content, materials or services which violate any applicable law, regulation or third party right, and (iii) contains no computer virus or similar program or data.

4. INGRAM OPERATING RESPONSIBILITIES. Ingram will maintain and implement such facilities, equipment, programming and data communications network and any other combination of hardware and software as are necessary to offer and provide MPIL. Ingram shall not be responsible for screening, editing, or monitoring the information prior to its distribution by MPIL.

5. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OR INABILITY TO USE THE MPIL OR THE INFORMATION, OR ANY OTHER PROVISIONS OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO,

LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

6. NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPUED, REGARDING THE MPIL OR THE INFORMATION, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

7. INDEMNITY. Either party will defend, indemnify, save and hold harmless the other party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other party from any and all third party claims, demands, liabilities, cost or expenses, including reasonable attorney's fees ("Liabilities"), resulting from the indemnifying party's material breach of any duty, representation, or warranty in this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other party.

8. LAW. The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of California, not including its law on conflicts of laws. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable, or otherwise contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

9. INDEPENDENT CONTRACTORS. The parties hereto hereby agree that in the performance of their respective obligations hereunder, they are, and shall be independent contractors, and not agents of each other.

10. WAIVER. The failure of either party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term or right, and shall in no way affect that party's right later to enforce or exercise it.

11. CONFIDENTIAL INFORMATION. Each party acknowledges that Confidential Information may be disclosed to the other party during the course of this Agreement. Each party agrees that it shall take reasonable steps, at lease substantially equivalent to the steps it takes to protect its own proprietary information, during the period this Agreement is in effect, and for a period of three (3) years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information, other than by or of its employees or agents who must have access to the Confidential Information to perform such party's obligations hereunder, who shall each agree to comply with this Section 11. Nor shall there be "Confidential Information" for purposes of this Agreement, any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party, including, but not limited to, the material terms of this Agreement, technical processes and formulas, and source codes, sales, projections and marketing data.

12. NOTICES. All notices or other communications required to be given hereunder shall be in writing and delivered either personally or by mail or overnight courier to the parties at the address provided by each party below, unless such address has been changed and notice of such change has been delivered in accordance with this provision.

13. ENTIRE AGREEMENT. The provisions of this Agreement or other agreements authorizing Ingram to distribute manufacturer's information constitute the entire Agreement between the subject matter hereof, except other related agreements referenced herein. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the Agreement and provisions so affected and is executed by authorized representatives of both parties.


--------------------------------------------------------------------------------


AGREED AS OF THE COMMENCEMENT DATE STATED ABOVE.


"MANUFACTURER"

(Company Name)_________________________________________________________________
(Mailing Address)______________________________________________________________
(City, State, Zip)_____________________________________________________________

By: _________________________________________________________________ (print)
_____________________________________________________________________ (sign)
Title:_________________________________________________________________________

"INGRAM"

Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, California 92705

By: _________________________________________________________________ (print)
_____________________________________________________________________ (sign)
Title:___________________________________________________________ Ext,_________
(must be signed by marketing manager or buyer)

                                    EXHIBIT D

                               PRODUCT PRICE LIST






The prices for the Products offered under this Agreement shall be (check one):

___________ As shown on Vendor's price list dated ________________.

___________ As shown below.




Product                        List Price                 Discount
-------                        ----------                 --------

                                    EXHIBIT E

                        BUSINESS SIZE AND CLASSIFICATION
                                  CERTIFICATION


Contact Name:__________________________________________________________________
Company:_______________________________________________________________________
Address:_______________________________________________________________________
City, State & Zip:_____________________________________________________________
(Please correct your address if it is incorrect or incomplete)

In order for INGRAM MICRO INC. to comply with federal and state guidelines, we must obtain certain information about our suppliers. This information will be requested on an annual basis only. Therefore, please complete the basic information requested below.

Please complete, sign and return this certification to the address or fax below at your earliest convenience. FAILURE TO PROVIDE THIS INFORMATION, MAY RESULT IN YOUR COMPANY BEING REMOVED FROM OUR VENDOR LIST.

Thank you in advance for helping us in out efforts to maintain accurate records, which will in return facilitate an on-going relationship with your company.

Return this form by mail to:                Ingram Micro Inc.                   OR  FAX to: (714) 566-1767
                                            Attn: Government Division
                                            PO Box 25125
                                            Santa Ana, CA 92799-5125
-------------------------------------------------------------------------------------------------------------------

Indicate the category which appropriately describes your business: (Refer to the reverse of this form for category definitions.)

1. Business Size:
         / / Small Business         / /  Large Business

2. Business Classification (if applicable):
         / /  Disadvantaged Business                / / Women-owned Business
         / /  Minority Business

3. Business Status:
         Corporation:  / / Yes   / /  No

Taxpayer ID No. (TIN) # _ _ - _ _ _ _ _ _ _

OR Social Security      # _ _ _  - _ _ - _ _ _ _

     (if individual)


The above information is certified true and correct on ___________ day of _______________________ , 19 ______ by:



__________________________________          ___________________________________
Authorized Signature                        Title

__________________________________          ___________________________________
Name (print or type)                        Phone Number

BUSINESS SIZE
SMALL                                       A business concern that, including domestic and
                                            foreign affiliates is independently owned and
                                            operated, not dominant in the field of operation in
                                            which it is bidding on Government contracts, and
                                            qualifies as a small business under the criteria and
                                            size standards set forth in Title 13 of the Code of
                                            Federal Regulations (CFR), Part 121.

LARGE                                       The business concern exceeds the small business size
                                            code standards established by the Small Business
                                            Administration as set forth in Title 13 of the Code of
                                            Federal Regulations (CFR), Part 121.


BUSINESS CLASSIFICATION



SMALL DISADVANTAGED                         A small business concern that is at least 51% owned
                                            by one or more socially and economically
                                            disadvantaged individuals (or a publicly owned
                                            business having at least 51% of its stock
                                            unconditionally owned by one or more socially or
                                            economically disadvantaged individuals) and whose
                                            management an daily business operations are
                                            controlled by one or more of such individuals.

WOMEN-OWNED                                 A business concern that is at least 51% owned,
                                            controlled and operated by a woman or women.

MINORITY LARGE BUSINESS                     A concern which meets the criteria and definition of
                                            'Disadvantaged' business, but which is not a small
                                            business by the SBA's size standards.

FOREIGN BUSINESS                            More than 50% of production or services must be
                                            performed outside of the United States or its
                                            possessions.

NONPROFIT BUSINESS                          Any organization not conducted or maintained
                                            for the purpose of making profit. Included in this
                                            category are sheltered workshops, universities, colleges
                                            and local, state and federal governments.

BUSINESS STATUS

CORPORATION                                 A business entity that is registered with a state in the
                                            United States as a corporation, including non-profit
                                            corporations, but excluding professional corporations.

OTHER DATA                                  Enter Federal Employer ID number or social Security
                                            number, whichever is applicable.

                                              EXHIBIT F

                               PARTNERSHIP AMERICA(SM) PROGRAM ADDENDUM

THIS PARTNERSHIP AMERICA(sm) PROGRAM ADDENDUM ("Addendum") is made and entered into this _________________ day of __________________________ 199____________ by
and between INGRAM MICRO INC., a Delaware corporation ("Ingram") and ________________________________________("Vendor") a ________________________
corporation (state of incorporation).

                                    RECITALS

A.       On or about         199 , Ingram and Vendor entered into a Distribution
         Agreement ("Distribution Agreement"), whereby Ingram was granted the right to distribute in the U.S., all microcomputer products manufactured, produced and/or offered by Vendor ("Vendor Products").

B. Ingram and Vendor now desire to sell and distribute Vendor Products, through resellers and system integrators, to federal, state and local governments and their various agencies and departments ("Government") in accordance with the terms and conditions of this Addendum.

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

         1. PARTNERSHIP AMERICA(SM) PROGRAM Vendor hereby grants to Ingram, and Ingram hereby accepts, the non-exclusive right to provide product and services to resellers and system integrators in connection with Ingram's sale and distribution of Vendor Product(s) to the Government in support of specific government contract opportunities.

         2.       VENDOR OBLIGATIONS

                  2.1. PRODUCT NOTIFICATION Vendor shall notify Ingram of any new Vendor Product(s), or any major revision of a Vendor Product(s), and shall make such Vendor Product(s) available for distribution by Ingram no later than the date of first introduction into the Government marketplace.

                  2.2. FIRM FIXED PRICING Upon request, Vendor shall provide "Firm Fixed Pricing" which shall guarantee the pricing of the Vendor Product(s) for the effective term of a specific Government contract. Vendor shall give Ingram thirty (30) days advance written notice of any Vendor Product(s) being discontinued.

                  2.3. REPRESENTATIONS AND CERTIFICATIONS Vendor understands that due to the nature of Government bidding, Vendor may be required to enter into a procurement specific nondisclosure agreement or make certain representations and certifications before any Vendor Product(s) are sold or distributed into the Government marketplace. In addition, Vendor agrees to provide Ingram with an annual statement of representations and certifications.

         3.       INGRAM OBLIGATIONS

                  3.1. GOVERNMENT SALE SPECIALISTS Ingram shall maintain a separate government sales office, which shall include sales specialists with an understanding of Government regulations and Government contract terms and conditions, to support resellers and system integrators in the Government marketplace.

                  3.2 CONFIGURATION Ingram shall maintain a configuration facility for system integration and testing in support of Government specific contracts and opportunities for resellers.

                  3.3. REPORTS Ingram agrees to make available to Vendor, within ten (10) days after the close of each month, via an electronic bulletin board system, a point-of-sale report, by zip code, of Vendor Products sold or distributed to resellers for Government specific contracts. Vendor shall provide Ingram with a list of individuals authorized to receive such reports.

         4. PRICING The price and applicable discount for all Vendor Products sold through the Partnership America(sm) Program is set forth in Exhibit "A" attached hereto. The pricing and discounts for Vendor Products set forth therein shall only apply to Vendor Products sold through the Partnership America(sm) Program into the Government marketplace. Ingram will, in its sole discretion, determine the sale price to resellers and system integrators for all Vendor Products. All Vendor Product pricing and discounts set forth pursuant to this Section shall not apply to, amend or affect the pricing and discounts set forth in connection with any Vendor Products sold and distributed pursuant to the Distribution Agreement. Vendor understands and agrees that for certain Government proposals/quotes, which specify a significant quantity of Vendor Products, Vendor shall provide program specific pricing that will include additional discounts to those set forth in Exhibit "A".

         5. TERMINATION Either Vendor or Ingram may terminate this Addendum, with or without cause, by giving the other ninety
                  (90) days written notice. Termination of this Addendum shall not result in the termination of the Distribution Agreement. Termination of this

                  Addendum shall not affect the terms and conditions of any Letter of Supply, issued by Vendor pursuant to Subsection 2.2. In the event this Addendum is terminated, the rights of the parties shall be determined under the terms and conditions of the Distribution Agreement.

         6. DISTRIBUTION AGREEMENT TERMS AND CONDITIONS Except as otherwise provided pursuant to this Addendum, all terms and conditions of the Distribution Agreement shall apply to the Partnership America(sm) Program.

--------------------------------------------------------------------------------

                                    AMENDMENT

March 10, 1998


Ms. Victoria L. Cotten
Sr. Vice President Purchasing
Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, California 92705

Dear Ms. Cotten:

In light of the training and special use requirements of Dragon NaturallySpeaking(TM), Deluxe Edition and other high-end products, we are now requiring Certification of all our Resellers who resell our Deluxe Edition. Distributors may not sell such product to any Reseller who does not have this Certification. Therefore, the following provision amends the December 15, 1997 Agreement between DRAGON and Ingram Micro Inc. and is to be inserted as Paragraph 3.5 in the Agreement.

3.5 "Reseller Certification. Commencing on March 1, 1998, DRAGON requires that all its Distributors ensure that their resellers procure a Certification Number from DRAGON that allows the reseller to sell Dragon NaturallySpeaking(TM), Deluxe Edition and other high-end DRAGON products. Resellers are specifically prohibited from selling these products without this Certification. Distributor may not sell such products without first ascertaining that the reseller has procured such Certification."

Please sign below indicating your acknowledgment and acceptance of this Amendment.

Sincerely,

\s\ S. Semenzato
----------------------------------
Steve Semenzato
Director, North American Sales

ACKNOWLEDGED AND ACCEPTED
By: \s\ V.L. Cotten
   ------------------------------------
Signature: Victoria L. Cotten
          -----------------------------
Title: Sr. Vice President Purchasing
      ---------------------------------
Date:    3/25/98
     ----------------------------------


May 21, 1998

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  AMENDMENT #2



This Amendment Agreement effective as of the 21st day of May, 1998 (the "Effective Date") is between Ingram Micro Inc. ( hereinafter the "Distributor") and Dragon Systems, Inc. (hereinafter "Dragon.")

Notwithstanding any provision to the contrary, the Agreement between the Parties is hereby amended as follows:

Section 7.1 is hereby deleted in its entirety and the following Section 7.1 is inserted in its place:

SECTION 7.1 STOCK ROTATION AND BALANCING
During the term of this Agreement, DISTRIBUTOR may return the Product(s) which require Dragon certification and are sold through VAR Resellers i.e. non-retail to DRAGON for stock rotation up to [**] of the dollar value of DISTRIBUTOR's prior quarter's product orders, subject to the following conditions:

(a) DISTRIBUTOR must submit its request for stock rotation to DRAGON in writing at least 14 days in advance of Distributor's proposed stock return date, indicating in the request the identity, quantity, order and invoice dates of the Products to be returned;
(b) The version of the Products being returned must be the current version or the version immediately preceding the then-current version;
(c) Distributor must submit to DRAGON concurrently with its rotation request, an order for Products equal to or greater than the value of the Products being returned
(d)      Distributor may submit only one stock rotation request [**]
(e) Products returned for rotation may not have been shipped by DRAGON more than [**] before the date of the request; and
(f) the Products being returned must be new, resaleable, and in their original, unopened packaging
(g)      return shipping will be paid for by DISTRIBUTOR.

DRAGON, at its sole option, may amend or discontinue its stock rotation program.

For all other Products, Distributor may return such to DRAGON throughout the term of this Agreement for full credit of the Product's purchase price provided such Products are in their original packaging. Distributor will pay all freight charges for returned Products.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Section 7.3 is hereby deleted in its entirety and the following Section 7.3 is inserted in its place:

SECTION 7.3 DISCONTINUED PRODUCTS
Within [**] after notice by DRAGON of product discontinuance, DISTRIBUTOR may return for credit all units of such Product then held by DISTRIBUTOR in inventory, purchased [**] preceding such notice and not committed to sale. The return rights set forth in this section are in addition to the Stock Rotation rights described above.

Except as expressly modified herein, the Parties hereby ratify and affirm all terms of the original agreement which terms and condition remain in full force and effect as originally agreed to by the parties unless otherwise modified or amended in writing.

IN WITNESS WHEREOF, each party has signed this Agreement on the day and year written below effective as of the Effective Date.

DRAGON SYSTEMS, INC.                   INGRAM MICRO, INC.

By/s/ Janet M. Baker                   By: /s/ S. Semenzato
  ---------------------------             -------------------------------------

Printed Name Janet M. Baker            Printed Name S. Semenzato
            -----------------                      ----------------------------

Title President                        Title Director
      -----------------------                ----------------------------------

Date 5/21/98                           Date 5/21/98
     ------------------------              ------------------------------------